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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-88093 and No. 333-86133) of Interstate Hotels Corporation and its subsidiaries of our report dated February 13, 2002, except for the second paragraph of Note 7 and the fourth paragraph of Note 8, as to which the date is February 21, 2002, and FCH/IHC Hotels, L.P. and its subsidiaries of our report dated February 13, 2002, relating to the financial statements which appears in this Form 10-K/A.




                                                 /s/ PRICEWATERHOUSECOOPERS LLP


600 Grant Street
Pittsburgh, Pennsylvania
April 18, 2002